UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): 09/16, 2021([09/16], 2021)

ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	000-1-7325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1000, #181, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(713) 626-4700

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

 Item 8.01.  Other Events

1.An arbitration holding in London, England, under the auspices of the International Chamber of Commerce, between a foreign multinational and ERHC Energy Inc. (together the “Parties”) has been concluded by the withdrawal of further claims and the entry of a final award (“Final Award”) by the sole arbitrator.

2.The arbitration concerned an assignment agreement (“Agreement”) and a deed of assignment (“Deed”) entered into on October 17, 2017, between the Parties.

3.The sole arbitrator had on August 15, 2018, rendered a partial award (“Partial Award”) which held that as of the date of the Agreement and Deed, ERHC Energy Inc. is and was the legal and beneficial owner of a 100% working interest in Block 4 of the Exclusive Economic Zone, offshore Sao Tome and Principe.  The Partial Award also upheld the foreign multinational’s rights and interests by virtue of the Agreement and Deed as valid and enforceable.

4.The Partial Award was upheld by, and constituted into, the judgment of the High Court of Justice of England and Wales on January 4, 2019.

5.The Final Award, which has just been delivered in 2021, upheld the withdrawal of all other claims in the matter, made orders as to the sharing of costs between the Parties and ends the matter with finality.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.

Dated :09/16/, 2021	By:	/s/ Linda Uwams
		Name:	Linda Uwams
		Title:	Counsel